NorthWestern Corporation
Performance Unit
Award Agreement
(Granted Under the Amended and Restated 2005 Long-Term Incentive Plan)

The long-term incentive program is designed to provide eligible employees of NorthWestern Corporation (together with its subsidiaries, the “Company”) with a reward for their service with the Company for the Performance Period January 1, 2012, through December 31, 2014, and to award Grantee a certain number of Performance Units (“Performance Units”). This program provides eligible employees an incentive to continue their employment with, and to advance the interests of, the Company during and following the Performance Period. This award to Grantee will be governed by this Agreement and the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

In consideration of the mutual promises and covenants contained in this Agreement, the Grantee and the Company each agree as follows:

ARTICLE I — Grant of Performance Units

Section 1.1 Performance Units Granted. Subject to the terms of the Plan, the Company hereby grants to <<Proper Name>> (the “Grantee”) a target number of Performance Units equal to <<Shares>> (the “Target Performance Units”) on February 15, 2012 (the “Grant Date”), payment of which depends on the Company’s performance as set forth in this Agreement and in the matrix on Addendum A as recommended by the Human Resources Committee and approved by the Company’s Board of Directors (the “Committee”).  In accordance with the terms of Section 10(b) of the Plan, the Performance Units evidenced by this Agreement are intended to be “Performance Compensation Awards” constituting “qualified performance-based compensation” under Section 162m of the Internal Revenue Code of 1986, as amended.

Section 1.2 Performance Measures. Payment of Performance Unit Awards to Grantee are conditioned on the maintenance of investment grade ratings during the Performance Period and the attainment of Performance Measures set forth below measured against the performance of the Company’s Peer Group listed on Addendum B. The resulting performance measures are weighted:

·	50 percent weighting to the matrix composed of both the three-year average Return on Average Equity (ROAE) and Net Income growth per Addendum A; and
·	50 percent to the Relative Total Shareholder Return (TSR) per Addendum A.

If however, the TSR is negative then the payout for the TSR component shall be reduced by 50 percent. Performance Measures as set forth in Addendum A for this grant will be measured over the period of calendar years 2012 through 2014 (“Performance Period”).  All Performance Measures on Addendum A shall be determined using USA GAAP consistently applied as set forth in the Company’s audited financial statements, as they may be adjusted in accordance with Section 2.3.

ARTICLE II— Earning of Performance Units

Section 2.1 Determination of Earned Performance Units. As soon as practicable following the conclusion of the Performance Period, the Human Resources Committee will certify and the Board of Directors will approve by resolution whether and to what extent the Performance Measures have been achieved for the Performance Period and certify by resolution the amount of the Performance Units to be paid to Grantee hereunder.  In determining the amount of Performance Units to be paid to Grantee, the Human Resources Committee may use negative discretion to decrease, but not increase, the amount of the award otherwise payable to Grantee based upon such performance.

Section 2.2 Conditions; Vesting of Earned Award. Except as otherwise provided in ARTICLE III, ARTICLE IV, and ARTICLE V herein, the Grantee’s right to receive any Performance Units is contingent upon his or her remaining in the continuous employ of the Company through the end of the Performance Period. For purposes of this Agreement, the continuous employ of the Grantee shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its Subsidiaries.

Section 2.3 Other Factors in Determination of Earned Award. Notwithstanding the established Performance Measures, in determining attainment of any such Performance Measures, the Committee shall exclude the impact of the following specified objective events, except where such exclusion would result in the loss of an otherwise available exemption under Section 162(m): expenses as a result of restructuring or productivity initiatives; non-operating items; acquisition expenses; and any other items of gain, loss or expense that are extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or to a change of accounting principles, in each case as determined using USA GAAP consistently applied as set forth in the Company’s audited financial statements.

ARTICLE III — Change in Control

As provided in Section 13 of the Plan, if a “Change in Control”, as defined in Appendix A of the Plan, occurs prior to the end of the Performance Period, either 1) the Performance Measures on Addendum A shall be deemed to be satisfied at 100 percent for the Performance Period and all Target Performance Units will vest as of the closing date of the Change of Control or 2) the Committee shall arrange or provide for the payment of cash or other consideration in exchange for cancellation of outstanding non-vested Performance Units. In the event that due to the acceleration of vesting, Grantee would, but for this ARTICLE III, be subject to the excise tax provisions of Code Section 4999 as a result of “parachute payments” described in Code Section 280G, the number of Performance Units otherwise payable shall be reduced, eliminated or postponed in such amount that is required to reduce the aggregate present value of such payments to a dollar less than an amount equal to three times Grantee’s “base amount” (as such term is defined in Code Sections 280G(b)(3)(A) and 280G(d)(1) and (2)) so that Grantee is not subject to the tax under Code Section 4999 and no tax deduction is disallowed by reason of Code Section 280G.

ARTICLE IV—Disability or Death

If the Grantee’s employment with the Company terminates during the Performance Period, but before the payment of any Performance Units as set forth in ARTICLE VII below due to (a) “disability” (as defined in Appendix A of the Plan as amended) or (b) death, the Company shall pay to the Grantee or his or her executor or administrator, as the case may be, as soon as practicable following such termination of employment, a pro rata number of the Target Performance Units based on the number of full months during the Performance Period during which the Grantee was employed by the Company and the remaining Performance Units will be forfeited.

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ARTICLE V — Retirement

If the Grantee’s Continuous Service with the Company terminates before the end of the Performance Period due to the Grantee’s Retirement (and at a time when the Performance Units have not otherwise been forfeited), a pro rata portion of the Performance Units covered by this Agreement shall be forfeited (based on the number of full months during the Performance Period, minus the number of full months of the Grantee’s Continuous Service with the Company during the Performance Period). The vesting of any Performance Units covered by this Agreement that are not forfeited by this ARTICLE V shall be determined in accordance with ARTICLE II above as if Grantee had remained employed by the Company through the end of the Performance Period. The Company shall pay to the Grantee, at the date provided in ARTICLE VII following the end of the Performance Period, the Performance Units to which the Grantee entitled under this ARTICLE V. The Committee may, in its discretion, allow Grantee to retire at an earlier age and earn Performance Units under this ARTICLE V so long as the timing and form of distribution are not modified in violation of Code Section 409A. For purposes of this Agreement, “Retirement” shall mean a termination of the Grantee’s Continuous Service with the Company after the Grantee has (y) attained age 50 and completed at least five years of Continuous Service or (z) attained age 65. Further, “Retirement” shall exclude any termination of the Grantee’s Continuous Service for Cause.

ARTICLE VI— Forfeiting of Performance Units

If the Grantee’s employment with the Company terminates before the end of the Performance Period for any reason other than as set forth in ARTICLE III, ARTICLE IV, and ARTICLE V above, the awarded Performance Units will be forfeited in their entirety. Acceleration of vesting of Performance Units is permitted under ARTICLE III, ARTICLE IV, and ARTICLE V above.

ARTICLE VII — Payment of Performance Units

Payment of any Performance Units that become earned and vested as set forth herein will be made in the form of Common Shares. Except as otherwise provided in ARTICLE III, ARTICLE IV, and ARTICLE V, payment will be made as soon as practicable after the last fiscal year of the Performance Period and the determination by the Committee (or the independent members of the Board of Directors) of the level of attainment of the Performance Measures in the manner set forth in Section 2.1 above, but in no event shall such payment occur after two and a half months from the end of the applicable Performance Period. Performance Units will be forfeited if they are not earned at the end of the Performance Period as provided in ARTICLE VI and, except as otherwise provided in this Agreement, if the Grantee ceases to be employed by the Company at any time prior to such Performance Units becoming earned at the end of the Performance Period. To the extent that the Company is required to withhold any federal, state, local or foreign tax in connection with the payment of earned Performance Units pursuant to this Agreement, it shall be a condition to the receipt of such Performance Units, that the Grantee must make arrangements satisfactory to the Company for payment of such taxes required to be withheld. This tax withholding obligation may, at the request of the Grantee, be satisfied by the Company withholding Performance Units otherwise payable pursuant to this Award.

ARTICLE VIII — Dividends

No dividends shall be accrued or earned with respect to the Performance Units until such Performance Units are vested and earned by the Grantee as provided in ARTICLE II hereof.

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ARTICLE IX — Non-Assignability

The Performance Units and the Common Shares subject to this grant are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they become earned and payable as provided in this Agreement; provided, however, that the Grantee’s rights with respect to such Performance Units and Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this ARTICLE IX shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance Units or Common Shares.  Once Grantee has received Common Shares in respect of earned and vested Performance Units pursuant to this Award, Grantee may transfer such Shares by sale or gift unless a) Grantee is subject to a Company stock holding requirement and retention of such Shares is necessary to comply with Grantee’s holding requirements, or b) a transfer of Shares is prohibited by federal or state securities laws or regulations.

ARTICLE X — Adjustments

In the event of any change in the number of outstanding Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee shall adjust the number and class of shares subject to outstanding Target Performance Units and other value determinations applicable to outstanding Target Performance Units. No adjustment provided for in this ARTICLE X shall require the Company to issue any fractional share.

ARTICLE XI — Deferral

Section 11.1   Ability to Defer. If the Grantee is eligible to participate in the NorthWestern Corporation 2009 Officers Deferred Compensation Plan (the “Deferred Compensation Plan”), the Grantee may elect to defer receipt of all or any portion of the earned Performance Units, in accordance with the Plan.

Section 11.2   Elections. An election pursuant Section 11.1 must be made in writing and delivered to the Company in accordance with the terms of the Deferred Compensation Plan, provided that the election is made at least twelve months in advance of the earliest date on which the Performance Units could be earned based upon achievement of the Performance Measures (disregarding death, disability or a Change in Control). If the Grantee does not file an election form by the specified date, he or she will receive the Performance Units when they otherwise would have been paid pursuant to ARTICLE VII.

Section 11.3   Crediting to Accounts. If a Grantee elects to defer receipt of the earned Performance Units, there will be credited to the Grantee’s account as of the day such Common Shares underlying the earned Performance Units would have been paid, a number of deferred units (the “Deferred Share Units”) equal to the number of Common Shares that would otherwise have been delivered to the Grantee pursuant to ARTICLE VII on such date. The Deferred Share Units credited to the Grantee’s account (plus any cash or stock dividends on the equivalent number of Common Shares declared during the deferral period) will represent the number of Common Shares that the Company will issue to the Grantee at the end of the deferral period. All Deferred Share Units will be 100 percent vested at all times.

Section 11.4 Deferral Period. The Deferred Share Units will be subject to a deferral period in accordance with the election made by Grantee and the terms of the Deferred Compensation Plan. The Grantee may change the period of deferral by filing a subsequent election with the Company in accordance with the terms of the Deferred Compensation Plan. During the deferral period, the Grantee will have no right to transfer any rights under his or her Deferred Share Units and will have no other rights of ownership therein.

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Section 11.5 Dividends. The Grantee’s account will be credited with cash or stock dividend equivalents related to the Deferred Share Units for dividends declared after the date of deferral until the Deferred Share Units are paid. Cash dividend equivalents will be credited as additional Deferred Share Units.

ARTICLE XII — Compliance With Section 409A of the Code

To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A (a) (1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent the Grantee has a right to receive payment pursuant to ARTICLE III or ARTICLE IV and the event triggering the right to payment does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in ARTICLE III, ARTICLE IV or ARTICLE VII above, issuance of the Common Shares will be made, to the extent necessary to comply with Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee’s “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the Grantee is a “specified employee” (within the meaning of Section 409A), the Grantee’s date of issuance of the Common Shares shall be the date that is six months after the date of the Grantee’s separation of service; (b) the date the payment would otherwise occur under this Agreement (to the extent it constitutes a permitted distribution event); or (c) the Grantee’s death. References to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

ARTICLE XIII— Miscellaneous

Section 13.1   Interpretation. The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board of Directors of the Company, which are incorporated by reference herein. The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors and assigns. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.

Section 13.2   Fractional Shares. Any fractional share earned under this Agreement will be rounded up or down to the nearest whole share.

Section 13.3   No Right to Employment. The grant of the Performance Units is discretionary and will not be considered to be an employment contract or a part of the Grantee’s terms and conditions of employment or of the Grantee’s salary or compensation.

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Section 13.4   Successors and Assigns. This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors and assigns.

Section 13.5   Governing Law. This Plan will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

Section 13.6   Amendment or Termination. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer of the Company. Notwithstanding the foregoing, no amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Long Term Incentive Plan — Performance Unit Award Agreement, to be duly executed on their behalf, as of the day and year first above written.

NORTHWESTERN CORPORATION
By:
Name:	[pre-type name]
Title:	[pre-type title]

GRANTEE (signature):
Name (print):
Employee Number:

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ADDENDUM A
LTIP Metrics:
=> 50% of LTIP payout as a result of 3 year ROAE / Net Income Growth Matrix
=> 50% of LTIP payout as a result of 3 year relative Total Shareholder Return (TSR) performance
=> If NWE TSR is negative, TSR payout will be reduced by 50%
=> Maintaining investment grade ratings required for any payout

2012 - 2014 Simple Average Net Income Growth
		___%	___%	___%	___%	___%	___%	___%

3 Yr Avg ROAE (%)	___%	___%	___%	___%	___%	___%	___%	___%
	___%	___%	___%	___%	___%	___%	___%	___%
	___%	___%	___%	___%	___%	___%	___%	___%
	___%	___%	___%	___%	___%	___%	___%	___%
	___%	___%	___%	___%	___%	___%	___%	___%
	___%	___%	___%	___%	___%	___%	___%	___%
	___%	___%	___%	___%	___%	___%	___%	___%

Share Payout
Additional notes to LTIP Metrics:
1.) All LTIP Metrics will be determined using USA GAAP.
2.) For actual ROAE and Simple Average Net Income Growth numbers between the numbers on the matrix, the Committee will interpolate to arrive at the earned award.
3.) For purposes of this Award, the “TSR” for the Relative 3-year TSR for the Company and each of its Peer Group Members for the Performance Period, will be determined by comparing the average closing price for a share of common stock of each company during the period beginning 10 days prior to the end of the Performance Period and ending 10 days after the Performance Period plus the cumulative dividends earned during the Performance Period, to the average closing price of a share of common stock of each company during the period beginning 10 days  prior to the start of the Performance Period and ending 10 days after the start of the Performance Period.

Relative 3 Year TSR vs. Peers	1st	___%
	2nd	___%
	3rd	___%
	4th	___%
	5th	___%
	6th	___%
	7th	___%
	8th	___%
	9th	___%
	10th	___%
	11th	___%
	12th	___%

ADDENDUM B

NorthWestern Energy Peer Companies

·	ALLETE, Inc.

·	Avista Corp.

·	Black Hills Corporation

·	CH Energy Group Inc.

·	Cleco Corporation

·	El Paso Electric Co.

·	Empire District Electric Co.

·	Great Plains Energy Incorporated

·	IdaCorp, Inc.

·	MGE Energy Inc.

·	PNM Resources, Inc.

·	Portland General Electric Company

·	UIL Holdings Corporation

·	UniSource Energy Corporation

·	Vectren Corporation

·	Westar Energy, Inc.